Exhibit 10.9

Employee Restricted Stock Unit Agreement

This Employee Restricted Stock Unit Agreement, dated as of __________, 20__ (the “Grant Date”), between ServiceMaster Global Holdings, Inc., a Delaware corporation (the “Company”), and the associate whose name appears on the signature page hereof and who is employed by the Company or one of its Subsidiaries, is being entered into pursuant to the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan (the “Plan”).  The meaning of capitalized terms may be found in the Plan.

The Company and the Associate hereby agree as follows:

Section 1.    Grant of Restricted Stock Units.  Subject to the terms of this Agreement, the Company hereby evidences and confirms, effective as of the date hereof, its grant to the Associate of Restricted Stock Units (“RSUs”) representing the right to receive the number of shares of Company Common Stock specified on the signature page hereof.  This Agreement is entered into pursuant to, and the terms of the RSUs are subject to, the terms of the Plan.  If there is any conflict between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

Section 2.    Vesting and Forfeiture.

(a)    Based on Continued Employment.  The Associate’s RSUs shall vest in three equal installments on the first, second and third anniversaries of the Grant Date, subject to the Associate’s continued employment with the Company or any Subsidiary through the applicable vesting date.

(b)    Discretionary Acceleration.  The Administrator, in its sole discretion, may accelerate the vesting of all or a portion of the RSUs at any time and from time to time.

(c)    Effect of Termination of Employment.  Upon termination of the Associate’s employment with the Company and its Subsidiaries for any reason (whether initiated by the Company or by the Associate), any unvested RSUs shall be forfeited, provided that if the Associate’s employment is terminated by reason of the Associate’s death or Disability (such termination, a “Special Termination”), the Associate’s RSUs shall vest as to the number of RSUs that would have vested on the next anniversary of the Grant Date (assuming the Associate’s employment had continued through such anniversary) multiplied by a fraction, the numerator of which is the number of days elapsed since (x) the Grant Date, if the Special Termination occurs on or prior to the first anniversary of the Grant Date, or (y) the most recent prior anniversary of the Grant Date, if the Special Termination occurs after the first anniversary of the Grant Date, and the denominator of which is 365.

(d)    Effect of a Change in Control.  Unless otherwise determined by the Administrator, no cancellation, acceleration of vesting or other payment shall occur with respect to any RSU in connection with a Change in Control occurring prior to the third anniversary of the Grant Date, if the Administrator reasonably determines prior to the Change in Control that the Associate shall receive an “Alternative

Award” meeting the requirements of the Plan; provided, however, that if within two years following a Change in Control, the Associate's employment is involuntarily (other than for Cause) terminated or the Associate resigns with Good Reason (as defined below), at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest in full and such Associate shall be provided with either cash or marketable stock equal to the fair market value of the stock subject to the Alternative Award on the date of termination.

(i)    Good Reason means, without the Associate’s written consent, the occurrence of any of the following events:

a.    The reduction in any material respect in the Associate’s position(s), authorities or responsibilities that they had with the Company immediately prior to the time of the Change in Control;

b.    A material reduction in Associate’s annual rate of base salary, annual target cash bonus opportunity or annual target long-term incentive opportunity, each in effect as of immediately prior to the date of the Change in Control; or

c.    A material change in the location of Associate’s location of work which will be at least more than 50 miles from their place at work at the Company immediately prior to the date of the Change in Control.

If the Associate determines that Good Reason exists, the Associate must notify the Company in writing, within ninety (90) days following the initial existence of such grounds that the Associate determines constitutes Good Reason, or else such event shall not constitute Good Reason under the terms of the Associate’s employment.  If the Company remedies such event within thirty (30) days following receipt of such notice, the Associate may not terminate employment for Good Reason as a result of such event (the “Cure Period”).  In the event the Company does not timely remedy such event, the Associate must terminate his employment ninety (90) days following the end of the Cure Period.

Section 3.    Dividend Equivalents.

(a)    If the Company pays any cash dividend or similar cash distribution on the Common Stock, the Company shall credit to the Associate’s account with additional RSUs in an amount equal to (A) the product of (x) the number of the Associate’s RSUs as of the record date for such distribution times (y) the per share amount of such dividend or similar cash distribution on Common Stock, divided by (B) the Fair Market Value on the date such additional RSUs are so credited, rounded down to the nearest whole number of shares.  If the Company makes any dividend or other distribution on the Common Stock in the form of Common Stock or other securities, the Company will credit the Associate’s account with that number of additional shares of Common Stock or other securities that would have been distributed with respect to that number of shares of Common Stock underlying the Associate’s RSUs as of the record date thereof.  Any cash amounts or shares of Common Stock or other securities credited to the Associate’s account shall be paid to the Associate on the Settlement Date.

(b)    Adjustment in the Event of Spin-Off.  Notwithstanding anything set forth in this Agreement to the contrary,  upon the occurrence of the completion of the spin-off of AHS Holding Company, Inc. or its successor (“AHS”) by the Company (the “Spin-Off”), the RSUs shall be adjusted in accordance with Section 4.3 of the Plan such that the Associate shall be entitled to an adjusted Award which relates solely to: (i) if, on and immediately after the Spin-Off, the Associate remains employed with the Company (or any Subsidiary thereof following the Spin-Off), the securities of the Company; or (ii) if the Associate, immediately following the Spin-Off, is employed with AHS or any Subsidiary thereof, the securities of AHS.

Section 4.    Settlement.  Subject to Section 6(a), promptly following the date on which a RSUs becomes vested, and in any event no later than March 15th of the calendar year following the calendar year in which such vesting occurs (the “Settlement Date”), the Associate shall receive, without payment, one Settlement Share in respect of each such RSUs.

Section 5.    Restriction on Transfer; Non-Transferability of RSUs.  The RSUs are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise).  Any purported transfer in violation of this Section 6 shall be void ab initio.

Section 6.    Miscellaneous

(a)    Withholding.  The Company or one of its Subsidiaries shall require the Associate to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the vesting of the RSUs and the related issuance of the Shares.  Notwithstanding the preceding sentence, if the Associate elects not to remit cash in respect of such obligations and a facility is not available to the Associate by which the Associate may sell a number of Shares in the public market to satisfy such obligations, the Company shall retain a number of Shares subject to the RSUs then vesting that have an aggregate Fair Market Value as of the Settlement Date equal to the amount of such taxes required to be withheld (and the Associate shall thereupon be deemed to have satisfied his or her obligations under this Section 6(a)); provided that the number of Shares retained shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations (it being understood that the value of any fractional share of Company Common Stock shall be paid in cash).  The number of Shares to be issued shall thereupon be reduced by the number of Shares so retained.  The method of withholding set forth in the immediately preceding sentence shall not be available if withholding in this manner would violate any financing instrument of the Company or any of its Subsidiaries or to the extent that a facility is available to the Associate by which the Associate may sell Shares in the public market to satisfy such obligations.

(b)    Incorporation of Forfeiture Provisions.  The Associate acknowledges and aggress that, pursuant to the Plan, he or she shall be subject to the Company’s Clawback Policy and any generally applicable disgorgement or forfeiture provisions set forth in Article XIII of the Plan as of the date of this Agreement or as required by applicable law after the date of this Agreement.

(c)    Restrictive Covenants.  In consideration of the grant of the RSUs, during the Associate’s employment with the Company and its Subsidiaries (the “Company Group”) and for a period of twelve (12) months following the termination of the Associate’s employment (whether such termination is initiated by the Associate or the Associate’s employer), the Associate shall not (i) become employed by, operate or provide services to any business or other entity that competes with the Company Group; (ii) solicit or sell any product or service in competition with the Company Group to any person, business or other entity that is a customer of the Company Group; (iii) interfere with the Company Group’s relations with any of its customers, franchisees, subcontractors, consultants, vendors or business partners; or (iv) induce or encourage any Company Group employee to leave his/her position or to seek employment or association with any person or entity other than the Company Group.  This Agreement is in addition to and does not supersede any other agreements between the Associate and the Company Group prohibiting competition with the Company Group.  Nothing in this paragraph shall be construed to restrict the right of an attorney to practice law to the extent protected by statute, common law or applicable rules of professional conduct.

(d)    Dispute Resolution.  Any dispute or controversy between Associate and the Company, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be resolved in accordance with the ServiceMaster We Listen Dispute Resolution Plan then in effect.  Notwithstanding the foregoing, the Associate agrees that the Company may seek a temporary restraining order and/or preliminary injunction in any court of competent jurisdiction, without the posting of a bond, in order to preserve the status quo or to enforce the restrictive covenants in Section 8(c) of this Agreement.

(e)    Authorization to Share Personal Data.  The Associate authorizes any Affiliate of the Company that employs the Associate or that otherwise has or lawfully obtains personal data relating to the Associate to divulge such personal data to the Company if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(f)    No Rights as Stockholder; No Voting Rights.  The Associate shall have no rights as a stockholder of the Company with respect to any RSUs or Shares covered by the RSUs until the delivery of the Shares.

(g)    No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Associate any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(h)    Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(i)    Waiver; Amendment.

(i)    Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties  (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)    Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Associate and the Company.

(j)    Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Associate without the prior written consent of the other.

(k)    Applicable Law and Forum.  This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.  Subject to the dispute resolution provision contained herein, any judicial action to enforce, interpret or challenge this Agreement shall be brought in the federal or state courts located in the State of Delaware, which shall be the exclusive forum for resolving such disputes.  Both parties irrevocably consent to the personal jurisdiction of such courts for purposes of any such action.

(l)    Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(m)    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Associate have executed this Agreement as of the date first above written.

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:
Name:
Title:

THE ASSOCIATE:

Name

Total Number of Shares of Company Common Stock as to which RSUs have been Granted Pursuant Hereto: __________